Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-8 (No. 333-50274) pertaining to PS 401(k) Profit Sharing Plan of PS Business Parks, Inc. of our report dated June 25, 2021, with respect to the financial statements and schedule of PS 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Los Angeles, California
June 25, 2021